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                                                                   EXHIBIT 4.3
                                   EXHIBIT C
                                FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.


                             SALIX HOLDINGS, LTD.
                         COMMON STOCK PURCHASE WARRANT

NO. W-                                                                Shares
       _____                                                      ____


     1.   Number and Price of Shares Subject to Warrant.  Subject to the terms
          ---------------------------------------------
and conditions herein set forth, ___________ or permitted assigns (the "HOLDER") is entitled to purchase from SALIX HOLDINGS, LTD., a British Virgin Islands corporation (the "COMPANY"), at any time on or before the earliest to occur of the following: (i) July 25, 2003, or (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or other transaction as a result of which shareholders of the Company immediately prior to such acquisition possess a minority of the voting power of the acquiring entity immediately following such acquisition (the "ACQUISITION"), ________________ (_____) shares(which number of shares is subject to adjustment as described below) of fully paid and nonassessable Common Stock of the Company (the "SHARES") upon surrender hereof at the principal office of the Company, and upon payment of the aggregate Warrant Price (as hereafter defined) of the Shares so purchased, at said office in cash, by check, by wire transfer or by cancellation of indebtedness. The Company shall give notice to the Holder of an Acquisition at least thirty (30) days prior to the closing of such Acquisition. Subject to adjustment as hereinafter provided, the exercise price for one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) shall be $3.00. The exercise price for one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "WARRANT PRICE."

     2.   Adjustment of Warrant Price and Number of Shares. The Warrant Price
          ------------------------------------------------
and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Company agrees to provide notice upon the happening of certain events, as follows:

          (a) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property of the Company by way of dividend or distribution, then and in each case, the Holder of this Warrant shall, upon the exercise hereof be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such
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other or additional securities or other property of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this paragraph (a) and paragraphs (b) and (c) of this paragraph 2.

          (b) Adjustment for Reclassification or Reorganization.  In case of any
              -------------------------------------------------
reclassification or similar change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof (excluding an Acquisition), then and in each such case the Company shall give the Holder of this Warrant at least thirty
(30) days notice of the proposed effective date of such transaction, and the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraphs (a) and
(c).

          (c) Stock Splits and Reverse Stock Splits. If at any time on or after
              -------------------------------------
the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

          (d) Price-Based Anti-dilution. If, at any time within the two (2) year
              -------------------------
period commencing on the date thereof the Company shall issue or sell any shares of its capital stock or debt securities convertible into shares of its Capital stock (excluding any shares or options issued to employees, officers, agents or consultants) in a financing resulting in gross proceeds to the Company of at least $250,000 and at a purchase price per share of capital stock or conversion price in the case of convertible debt (in either case calculated as set forth below, hereafter referred to as the "FINANCING PRICE") less than the Warrant Price in effect immediately prior to such financing (a "DILUTIVE FINANCING"), the Warrant Price shall be adjusted to a number equal to the lesser of (1) $3.00 or (2) one hundred ten percent (110%) of the Financing Price in such Dilutive Financing, and the number of shares issuable upon exercise of this Warrant shall thereby be increased to a number equal to (i) three (3) times the number of Shares originally set forth in Section 1 above, divided by (ii) the Financing Price for the Dilutive Financing giving rise to such calculation. The Financing Price in connection with a Dilutive Financing shall equal:

          (1) the total amount, if any, received by the Company in consideration of the capital stock and/or convertible debt issued in such Dilutive Financing, plus the consideration payable to the Company upon the exercise of any options, warrants or other securities convertible or exercisable into shares of the Company's capital stock and which were issued in connection with the Dilutive Financing (excluding options, warrants or other securities issued to financial intermediaries for services rendered in connection with such Dilutive Financing), divided by

          (2) the number of shares issued in connection with such Dilutive Financing, plus the number of shares issuable upon the exercise of any options, warrants or other securities convertible or exercisable into shares of the Company's capital stock which were issued in connection with the Dilutive Financing (excluding options, warrants or other securities issued to financial intermediaries for services rendered in connection with such Dilutive Financing).
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     3.   Partial Exercise, Fractional Shares.
          -----------------------------------

          (a) If this Warrant is exercised in part, this Warrant must be exercised for a whole number of shares of Common Stock, and the Holder shall be entitled to receive a new Warrant covering the Shares which have not be exercised.

          (b) No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

     4.   No Stockholder Rights. This Warrant as such shall not entitle its
          ---------------------
holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant in accordance with Section 6 or Section 7 hereof.

     5.   Reservation of Stock.  The Company covenants that during the period
          --------------------
this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     6.   Exercise of Warrant. This Warrant may be exercised by Holder by the
          -------------------
surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Warrant Price of the Shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock or other securities issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above.

     7.   Right to Convert Warrant for Common Stock.
          -----------------------------------------

          (a) Right to Convert. In addition to and without limiting the rights
              ----------------
of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the "CONVERSION RIGHT") into shares of Common Stock as provided in this Section 7 prior to its expiration and after the earlier to occur of (i) the Company's delivery to the Holder of the notice of an Acquisition pursuant to Section 1 or (ii) the closing of an initial public offering of shares of the Company's capital stock pursuant a registration statement filed pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or similar registration and public offering outside of the United States (collectively, a "PUBLIC OFFERING"), subject to the restrictions set forth in subsection (c) hereof. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "CONVERTED WARRANT SHARES"), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Common stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof ), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as herein defined).
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          (b) Method of Exercise. The Conversion Right may be exercised by the
              ------------------
Holder by the surrender of this Warrant, within the time frames set forth above, at the principal office of the Company, together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in subsection (a) hereof as the Converted warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective immediately upon delivery of this Warrant and such written statement (the "CONVERSION DATE"). Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under Section 2(b)) shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date.

          (c) Restrictions on Conversion Right. In the event that the Conversion
              --------------------------------
Right contained herein would, at any time this Warrant remains outstanding, be deemed by the Company's independent certified public accountants to trigger a charge to the Company's earnings for financial reporting purposes, then the Conversion Right shall automatically terminate upon the Company's written notice to the Holder of such adverse accounting treatment.

          (d) Determination of Fair Market Value.  For purposes of this Section
              ----------------------------------
7, fair market value of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean:

              (1) the average of the last sale prices of the Company's Common Stock for the five trading days prior to the Determination Date, or in case no such reported sales take place on any such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Company's Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by NASDAQ or similar organization), or, if the Common Stock is not reported on NASDAQ (or similar organization), the high per share bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, then as determined in good faith by the Company's Board of Directors upon a view of relevant factors, or:

               (2) in the case of the termination of this Warrant due to an Acquisition, the effective per share consideration to be received in such Acquisition by holders of the Common Stock, which price shall be as specified in the agreement entered into with respect to such Acquisition and determined assuming receipt of the aggregate exercise price of all outstanding warrants to purchase Common Stock (the "OUTSTANDING WARRANTS"), or if no such price is set forth in the agreement concerning the Acquisition, then as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including the aggregate exercise price of all Outstanding Warrants.

     8.   Certificate of Adjustment.  Whenever the Warrant Price or number or
          -------------------------
type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

     9.   Restriction on Transfers. Prior to any proposed transfer of this
          ------------------------
Warrant or the shares of Common Stock or other securities received on the exercise of this Warrant (collectively, the "SECURITIES"), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities Exchange Commission (the "COMMISSION") to the effect that the transfer of such Securities without registration will not result in a recommendation
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by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company, provided, however, no such registration statement or opinion of
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counsel shall be necessary for a transfer by a Holder to any affiliate of such
Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retire partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any Holder to his or her spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Notwithstanding the foregoing, this Warrant shall be transferred only one time, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder; provided that, subject to the provisions of the prior
                  --------
sentence, this Warrant will also be transferable by will or the laws of descent and distribution. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

     10   Miscellaneous. This Warrant is issued under, and is subject to the
          -------------
terms of, that certain Note and Warrant Purchase Agreement dated July 25, 1995 between the Company and Purchasers described therein, as amended (the "AGREEMENT"). This Warrant shall be governed by the laws of the State of California. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the U.S. Mail.

     11   Taxes.  The Company shall pay all taxes and other governmental charges
          -----
that may be imposed in respect of the issuance or delivery of the Shares or any portion thereof

     12   Amendment. Any term of this Warrant may be amended with the written
          ---------
consent of the Company and the holders of warrants representing not less than seventy-five percent (75%) of the shares of Common Stock issuable upon exercise of any and all outstanding warrants issued pursuant to the Agreement (the "SENIOR DEBT WARRANTS"), even without the consent of the Holder hereof. Any amendment effected in accordance with this Section 12 shall be binding upon each holder of any Senior Debt Warrant, each future holder of all such Senior Debt Warrants, and the Company provided, however, that no special consideration or
                          ------------------
inducement may be given to any such holder in connection with such consent that is not given ratably to all such holders, and that such amendment must apply to all such holders ratably in accordance with the number of shares of Common Stock issuable upon exercise of their outsanding Senior Debt Warrants. The Company shall promptly give notice to all holders of outstanding Senior Debt Warrants of any amendment effected in accordance with this Section 12.

     ISSUED this ________ day of ________ 1995.

                             SALIX HOLDINGS, LTD.,
                             a British Virgin Islands corporation


                             By:______________________________________
                                Randy W.  Hamilton, President